CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment No. 35 to the Registration Statement (Form N-1A, No. 33-7647) of Republic Funds.

We also consent to the incorporation by reference therein of our reports on the financial statements included in the Annual Reports dated December 8, 1995 for Republic International Equity and Republic Fixed Income Portfolios of Republic Portfolio Trust.

/S/ ERNST & YOUNG
ERNST & YOUNG

January 19, 1996
Grand Cayman, Cayman Islands

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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information in Post-Effective Amendment No. 35 to the Registration Statement (Form N-1A, No. 33-7647) of Republic Funds.

We also consent to the incorporation by reference therein of our reports on the financial statements included in the Annual Reports dated November 10, 1995 for Republic U.S. Government Money Market Fund, and December 8, 1995 for Republic Equity Fund, Republic New York Tax Free Bond Fund, Republic New York Tax Free Money Market Fund, Republic International Equity Fund, and Republic Fixed Income Fund portfolios of Republic Funds.

/S/ ERNST & YOUNG
ERNST & YOUNG

January 19, 1996
Boston, Massachusetts